EXHIBIT 10.1

CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 31, 2005 by and among COMSYS SERVICES LLC, a Delaware limited liability company and successor by merger to Venturi Technology Partners, LLC (“COMSYS Services”), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation and successor by merger to COMSYS Holding, Inc. (“COMSYS IT”; COMSYS Services and COMSYS IT are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT PARTNERS, INC., a Delaware corporation (“Holdings”), PFI CORP., a Delaware corporation (“PFI Holdings”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for and on behalf of the Borrowers (in such capacity, the “Funds Administrator”), the financial institutions parties hereto as lenders under the Credit Agreement described below (each individually a “Lender” and collectively the “Lenders”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (in such capacity, the “Agent”), Sole Bookrunner and Sole Lead Arranger and as a Lender, ING CAPITAL LLC, as documentation agent (in such capacity, the “Documentation Agent”) and as a Lender, and GMAC COMMERCIAL FINANCE LLC, as syndication agent (in such capacity, the “Syndication Agent”) and as a Lender.

WITNESSETH:

WHEREAS, the Borrowers, Holdings, PFI Holdings, the Agent, the Documentation Agent, the Syndication Agent and each Lender are parties to that certain Credit Agreement dated as of September 30, 2004 (as the same has been, here is and hereafter may be further amended, modified, restated or otherwise supplemented and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested, among other things, that the Agent and the Lenders (A) amend the Credit Agreement in certain respects and (B) consent to the acquisition (the “PS Acquisition”) by COMSYS IT of all of the issued and outstanding capital stock of Pure Solutions, Inc., a California corporation (“Pure Solutions”), for an aggregate purchase price not to exceed $15,750,000 plus any working capital adjustment that may be required to be paid in accordance with Section 1.4 of the PS Purchase Agreement described herein, and as in effect on the date hereof (the “Net Working Capital Adjustment”), which shall consist of a $7,500,000 cash payment to be made on the closing date, the Net Working Capital Adjustment, if any, and up to $8,250,000 of possible earnout payments (the “PS Earnout”), $2,500,000 of which may be paid no earlier than October 31, 2006, $2,500,000 of which may be paid no earlier than October 31, 2007 and $3,250,000 of which may be paid no earlier than October 31, 2008 (provided, that COMSYS IT may make interim payments of up to $1,250,000 in respect of the PS Earnout on February 29, 2006, February 28, 2007 and February 28, 2008, in each case to the extent permitted pursuant to Section 1.5(a)(v) of the PS Purchase Agreement described herein, as in effect on the date hereof), in each case, subject to and in accordance with the terms and conditions set forth in that certain Stock Purchase Agreement (the “PS Purchase Agreement”; the PS Purchase Agreement, together with each other document, agreement and instrument executed in connection therewith, in each case, as in effect on the date hereof, the “PS Purchase Documents”) dated as of October 31, 2005, by and among COMSYS IT, Eddie P. Lee, an individual, and Stephanie S. Lee, an individual, in their individual capacities and as the trustees of the Eddie and Stephanie Lee Family Trust, as amended (the “PS Seller”);

WHEREAS, the Agent and the Lenders agree to accommodate such requests of the Credit Parties, on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendments. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is amended as set forth in this Section 2:

(a) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:

“Assignment of PS Purchase Agreement” means that certain Collateral Assignment of Stock Purchase Agreement dated as of the Fifth Amendment Effective Date by and between the Agent and COMSYS IT.

“First Reaffirmation” means that certain Consent, Amendment to and Reaffirmation of Intercreditor and Lien Subordination Agreement dated as of the Fifth Amendment Effective Date by and among the Second Lien Agent, the Second Lien Collateral Agent, the Second Lien Lenders, the Agent, the Borrowers and certain other Credit Parties.

“Fifth Amendment” means that certain Consent and Fifth Amendment to Credit Agreement dated as of the Fifth Amendment Effective Date by and among the Borrowers and certain other Credit Parties, the Agent, the Documentation Agent, the Syndication Agent and the Lenders.

“Fifth Amendment Effective Date” means October 31, 2005.

“Historical Pro Forma EBITDA” means, with respect to any period, actual EBITDA attributable to a Permitted Acquisition (with such pro forma adjustments as are reasonably acceptable to Agent based upon data presented to Agent to its reasonable satisfaction) for the corresponding period ended on the date equivalent to the last day of such period of the immediately preceding year.

“PS Additional Earnout” means all amounts payable by COMSYS IT, with respect to the “Additional Earnout Payment” (as such term is defined in Section 1.5(b) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date), to be paid in accordance with Section 1.5(b) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Annual Earnout” means the PS Year One Earnout, the PS Year Two Earnout and/or the PS Year Three Earnout.

“PS Annual Earnout Payments” means all amounts payable by COMSYS IT in respect of the PS Year One Earnout, the PS Year Two Earnout and/or the PS Year Three Earnout.

“PS Earnout” means the PS Year One Earnout, the PS Year Two Earnout, the PS Year Three Earnout and the PS Additional Earnout.

“PS Earnout Period” means the PS Year One Earnout Period, the PS Year Two Earnout Period and the PS Year Three Earnout Period.

“PS Earnout Repayment Amount” means, with respect to any PS Earnout Period, the amount by which the applicable PS Interim Earnout Payment made by a Credit Party during such PS Earnout Period exceeds the applicable PS Annual Earnout Payment required to be paid at the end of such PS Earnout Period.

“PS Earnout Repayment Event” means, with respect to any PS Earnout Period, a determination in accordance with provisions of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date, that the PS Annual Earnout Payment required to be paid at the end of such PS Earnout Period in accordance with Section 1.5(a)(i) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date, is less than the PS Interim Earnout Payment made by or on behalf of COMSYS IT during such PS Earnout Period in accordance with Section 1.5(a)(v) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Interim Earnout Payments” mean, with respect to each PS Earnout Period, each “Interim Earnout Payment” (as such term is defined in Section 1.5(a)(v) of the PS Purchase Agreement, as in effect on the date hereof), paid in accordance with Section 1.5(a)(v) of the PS Purchase Agreement, as in effect on the date hereof.

“PS Purchase Agreement” means that certain Stock Purchase Agreement dated as of October 31, 2005 by and among COMSYS IT and the PS Sellers.

“PS Seller” means the Eddie and Stephanie Lee Family Trust, as amended.

“PS Purchase Documents” means the PS Purchase Agreement and all documents, agreements and instruments executed in connection therewith.

“PS Year One Earnout” means all amounts that are or may become payable by COMSYS IT, with respect to the PS Year One Earnout Period in accordance with Section 1.5(a)(i) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Year One Earnout Period” means the “First Earnout Period” as such term is defined in Section 1.5(a)(iii) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Year One Earnout Reserve” means (a) $2,500,000 minus (b) the aggregate amount of any payments in respect of the PS Year One Earnout permitted to be paid pursuant to the terms hereof and, in fact, so paid (provided that, notwithstanding the foregoing, at such time as COMSYS IT shall have no further obligations (including contingent obligations) with respect to the PS Year One Earnout, the PS Year One Earnout Reserve with respect to the PS Year One Earnout Period shall be reduced to zero).

“PS Year Two Earnout” means all amounts that are or may become payable by COMSYS IT, with respect to the PS Year Two Earnout Period in accordance with Section 1.5(a)(i) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Year Two Earnout Period” means the “Second Earnout Period” as such term is defined in Section 1.5(a)(iii) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Year Two Earnout Reserve” means (a) $2,500,000 minus (b) the aggregate amount of any payments in respect of the PS Year Two Earnout permitted to be paid pursuant to the terms hereof and, in fact, so paid (provided that, notwithstanding the foregoing, at such time as COMSYS IT shall have no further obligations (including contingent obligations) with respect to the PS Year Two Earnout, the PS Year Two Earnout Reserve with respect to the PS Year Two Earnout Period shall reduced to zero).

“PS Year Three Earnout” means all amounts that are or may become payable by COMSYS IT, with respect to the PS Year Three Earnout Period in accordance with Section 1.5(a)(i) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Year Three Earnout Period” means the “Third Earnout Period” as such term is defined in Section 1.5(a)(iii) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date.

“PS Year Three Earnout Reserve” means (a) $3,250,000 minus (b) the aggregate amount of any payments in respect of the PS Year Three Earnout and the PS Additional Earnout, in each case permitted to be paid pursuant to the terms hereof and, in fact, so paid (provided that, notwithstanding the foregoing, at such time as COMSYS IT shall have no further obligations (including contingent obligations) with respect to the PS Year Three Earnout and the PS Additional Earnout, the PS Year Three Earnout Reserve with respect to the PS Year Three Earnout Period shall reduced to zero).

“Pure Solutions” means Pure Solutions, Inc., a California corporation.

(b) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by substituting the following definitions of the terms set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:

“Borrowing Base” means, as of any date of calculation, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms hereof, equal to the sum of eighty-five percent (85%) (subject to adjustment as provided below) of Eligible Billed Accounts plus eighty-five percent (85%) (subject to adjustment as provided below) of Eligible Unbilled Accounts and minus (i) at all times from and after the Fifth Amendment Effective Date until such time as such reserve shall have reduced to zero, the PS Year One Earnout Reserve, (ii) from and after the first day of the PS Year Two Earnout Period until such time as such reserve shall have reduced to zero, the PS Year Two Earnout Reserve, and (iii) from and after the first day of the PS Year Three Earnout Period until such time as such reserve shall have reduced to zero, the PS Year Three Earnout Reserve, and (iv) any other Reserves then established by Agent. Agent may, from time to time, in the exercise of its Permitted Discretion reduce or increase any percentage amount set forth in the immediately preceding sentence (any such increase not to exceed the percentages established on the Closing Date). Agent shall provide the Funds Administrator with prior written notification of any change in the percentage amount pursuant to the preceding sentence together with a reasonably detailed description of the reason for such change.

“Credit Party” means Holdings, COMSYS Holdings, PFI Holdings, Pure Solutions, each Borrower and each of their respective Subsidiaries.

“Debt” of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and payable in the ordinary course of business and except any working capital adjustment that may be required to be paid in accordance with Section 1.4 of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption on a date which is prior to the Commitment Expiry Date at the option of the holder thereof, other than repurchases and redemptions (a) as a result of a change of control with respect to such Person or a sale of all or substantially all of the assets of such Person or (b) as a result of a “Fundamental Change” or a “Change in Ownership” (in each case, as defined in the Holdings Certificate of Designations), (vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) “earnouts” and similar payment obligations including, without limitation, the PS Earnout (provided, that, for purposes of determining compliance by the Credit Parties with the respective financial covenants set forth in Article VII, the amount at any time of any “earnout” or similar payment obligation shall be determined in accordance with GAAP)(and, in any event, shall not exceed the amount, if any, thereof which is actually earned but remains unpaid at such time), and (ix) all Debt of others Guaranteed by such Person.

“Financing Documents” means this Agreement, the Notes, the Security Documents, the Information Certificate, the Fee Letter, the Second Lien Intercreditor Agreement, the Assignment of PS Purchase Agreement, any subordination agreement to be entered into among the Agent, the Borrowers and Holdings in connection with the Holdings Intercompany Loan, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the First Reaffirmation, any fee letter between Merrill Lynch and any Borrower relating to the transactions contemplated hereby, any Swap Contract entered into between any Credit Party and any Eligible Swap Counterparty, and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently by a Credit Party with or in favor of the Agent or the Lenders in connection herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Operative Documents” means the Financing Documents, the Merger Documents, the PS Purchase Documents, the Venturi Staffing Purchase Agreement, the Equity Documents and the Second Lien Debt Documents.

(c) The parties hereto desire to increase the Revolving Loan Commitment from $100,000,000 to $105,000,000. Accordingly, in order to evidence such increased Revolving Loan Commitment, the Commitment Annex affixed to the Credit Agreement as Annex A is deleted in its entirety and a new Annex A in the form of Exhibit A attached to this Amendment is substituted therefor.

(d) Section 2.1. Section 2.1(c) of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (iv) thereof, (ii) deleting the period at the end of clause (v) thereof and substituting “; and” therefor and (ii) adding a new clause (vi) thereto immediately following clause (v) thereof as follows:

“(vi) within five (5) Business Days following the occurrence of a PS Earnout Repayment Event and the receipt by a Credit Party of the applicable PS Earnout Repayment Amount, an amount equal to one hundred percent (100%) of the applicable PS Earnout Repayment Amount.”

(e) Section 3.4. Section 3.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 3.4 Capitalization.

The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, and, solely with respect to the equity securities of PFI Holdings, each Borrower and each of their respective Subsidiaries, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, Second Lien Debt Liens and other Liens permitted pursuant to Section 5.2(d) and Section 5.2(h), and all such equity securities of each Credit Party were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on the Information Certificate. Holdings owns all of the issued and outstanding equity securities of COMSYS IT and, prior to the consummation of the PFI Equity Contribution, PFI Holdings. COMSYS IT owns all of the issued and outstanding equity securities of COMSYS Services and COMSYS Limited and, following the consummation of the PFI Equity Contribution, PFI Holdings. COMSYS IT owns all of the issued and outstanding equity securities of Pure Solutions. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.”

(f) Section 4.1. Section 4.1 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (v) thereof and substituting “; and” therefor and (ii) adding a new clause (w) thereto immediately following clause (v) thereof as follows:

“(w) not less than five (5) days prior to the making of any payment in respect of the PS Earnout, copies of certificates evidencing calculation of all amounts owing in respect of the PS Earnout.”

(g) Section 5.1. Section 5.1 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (j) thereof and substituting “;” therefor and (ii) adding new clauses (k), (l), (m) and (n) thereto immediately following clause (j) thereof as follows:

“(k) Debt of COMSYS IT incurred pursuant to the PS Year One Earnout in an aggregate amount not to exceed $2,500,000;

(l) Debt of COMSYS IT incurred pursuant to the PS Year Two Earnout in an aggregate amount not to exceed $2,500,000;

(m) Debt of COMSYS IT incurred pursuant to the PS Year Three Earnout in an aggregate amount not to exceed $2,500,000; and

(n) Debt of COMSYS IT incurred pursuant to the PS Additional Earnout in an aggregate amount not to exceed $750,000.”

(h) Section 5.5. Section 5.5 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 5.5 Restrictive Agreements.

Such Credit Party will not, and will not permit any Subsidiary to, directly or indirectly:

(a) enter into or assume any agreement (other than the Financing Documents, the Second Lien Debt Documents and documents governing Permitted Liens) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; or

(b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay or make Restricted Distributions to any Credit Party (except as provided by the Second Lien Credit Agreement); (ii) pay any Debt owed to any Credit Party (except as provided by the Second Lien Credit Agreement); (iii) make loans or advances to any Credit Party (except as provided by the Second Lien Credit Agreement); or (iv) transfer any of its property or assets to any Credit Party (except (A) as provided by the Second Lien Credit Agreement, (B) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, customer agreements and joint venture agreements entered into in the ordinary course of business, provided that, in each case, any such restriction contained therein relates only to the asset or assets subject to such agreement and (C) as provided in other agreements governing Permitted Liens).”

(i) Section 5.6. Section 5.6 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 5.6 Payments and Modifications of Second Lien Debt, Subordinated Debt and Earnouts.

The Credit Parties will not, and will not permit their Subsidiaries to, directly or indirectly:

(a) declare, pay, make or set aside any amount for any payment in respect of the Second Lien Debt, except for such payments required under and made pursuant to the terms of the Second Lien Debt Documents and the Second Lien Intercreditor Agreement;

(b) amend, alter, waive or modify the Second Lien Debt Documents, except to the extent permitted pursuant to the Second Lien Intercreditor Agreement;

(c) declare, pay, make or set aside any amount for any payment in respect of the Holdings Intercompany Loan; and

(d) declare, pay, make or set aside any amount for any payment in respect of the PS Earnout, except for such payments required to be made in accordance with Sections 1.5(a)(i), 1.5(a)(v) and 1.5(b) of the PS Purchase Agreement, as in effect on the Fifth Amendment Effective Date, in each case, in accordance with the following and provided that all conditions set forth below are satisfied in respect of any and all such distributions and payments:

(i)	no more than $2,500,000 shall be paid in cash in respect of any PS Annual Earnout (including, without limitation, any PS Interim Earnout Payments) during any PS Earnout Period and no more than $7,500,000 in respect of all PS Annual Earnouts in the aggregate during the term of this Agreement;

(ii)	no more than $750,000 shall be paid in cash in respect of the PS Additional Earnout;

(ii)	no Default or Event of Default has occurred and is continuing or would arise as a result of any such payment;

(iii)	after giving effect to any such payment, the Borrowers are in compliance on a pro forma basis with the covenants set forth in Article VII, recomputed for the most recent quarter for which financial statements have been delivered; and

(iv)	the Funds Administrator shall have delivered to the Agent a certificate certified by an authorized officer of the Funds Administrator setting forth the calculation of the amount of the applicable PS Earnout in form and substance reasonably acceptable to the Agent.

(j) Section 7.1. Section 7.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 7.1 Minimum EBITDA.

The Credit Parties will not permit EBITDA for the four (4) fiscal quarter period (or such shorter period commencing on October 1, 2004) ending on the last day of any fiscal quarter ending closest to the date set forth below to be less than the amount set forth below for such date:

Date	Amount
September 30, 2005	$38,300,000
December 31, 2005	$38,500,000
March 31, 2006	$40,200,000
June 30, 2006	$42,350,000
September 30, 2006	$44,650,000

December 31, 2006	$46,050,000
March 31, 2007	$47,100,000
June 30, 2007	$48,150,000
September 30, 2007	$49,250,000
December 31, 2007 and the last day of each calendar quarter thereafter	$50,250,000

Effective upon the consummation of each Permitted Acquisition (other than the acquisition of Pure Solutions) occurring after the Fifth Amendment Effective Date, the foregoing covenant levels calculated on each date set forth above (each such date a “Calculation Date”) occurring after the consummation of such Permitted Acquisition (such date the “Acquisition Date”) shall increase by an amount equal to (i) with respect to the first Calculation Date following the Acquisition Date, Historical Pro Forma EBITDA corresponding to the fiscal quarter then ended (or, in the event such Permitted Acquisition is consummated following the first day of any applicable fiscal quarter, Historical Pro Forma EBITDA pro rated for the number of days elapsed since the Acquisition Date) multiplied by eighty five percent (85%), (ii) with respect to the second Calculation Date following the Acquisition Date, Historical Pro Forma EBITDA corresponding to the two (2) fiscal quarters then ended (with such first fiscal quarter being pro rated for the number of days elapsed since the Acquisition Date, as applicable) multiplied by eighty five percent (85%), (iii) with respect to the third Calculation Date following the Acquisition Date, Historical Pro Forma EBITDA corresponding to the three (3) fiscal quarters then ended (with such first fiscal quarter being pro rated for the number of days elapsed since the Acquisition Date, as applicable) multiplied by eighty five percent (85%), (iv) with respect to the fourth Calculation Date following the Acquisition Date, Historical Pro Forma EBITDA corresponding to the four (4) fiscal quarters then ended (with such first fiscal quarter being pro rated for the number of days elapsed since the Acquisition Date, as applicable) multiplied by eighty five percent (85%) (such amount, the “Final Acquisition Pro Forma Amount”) and (v) with respect to each Calculation Date thereafter, the Final Acquisition Pro Forma Amount.”

(k) Section 9.1. Section 9.1(o) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(o) (i) any Security Document or other Financing Document to which Holdings, PFI Holdings, Pure Solutions or any other Credit Party is a party shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect; or (ii) Holdings or any other Credit Party or any Affiliate thereof shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or (iii) Holdings shall engage in any business activity other than (A) as contemplated by this Agreement, (B) activities customarily engaged in by public holding companies similarly situated, (C) activities of the type set forth in Section 5.4(e) and (D) the performance of its obligations under this Agreement, the Financing Documents to which it is a party, the Operative Documents and any other instruments, documents or agreements entered into by Holdings, under the Operative Documents and any other agreement to which Holdings is a party, to the extent not otherwise prohibited by this Agreement, or (iv) PFI Holdings shall engage in any business activity other than (A) as contemplated by this Agreement, including the Second Amendment, (B) activities incidental to maintenance of its existence and (C) the performance of its obligations under this Agreement, the Financing Documents to which it is a party and the Operative Documents, or”

3. Consent. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 hereof, and in reliance upon the representations and warranties of the Credit Parties set forth in the Credit Agreement and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Financing Document, the Agent and the Lenders consent to the PS Acquisition, in accordance with the terms and conditions set forth in the PS Purchase Documents in effect on the date hereof; provided, that,

(a) the aggregate purchase price shall not exceed $15,750,000 plus the Net Working Capital Adjustment, if any, and shall consist solely of a $7,500,000 payment in cash on the closing date, the Net Working Capital Adjustment, if any, and the PS Earnout,

(b) promptly upon the consummation of the PS Acquisition, each Credit Party shall have executed and delivered each document, agreement and instrument required pursuant to Section 4 of this Amendment and all other documents, agreements and instruments necessary to grant a security interest to the Agent in all assets of Pure Solutions, in each case, in form and substance reasonably acceptable to the Agent and shall have otherwise complied with Section 4.12 of the Credit Agreement, and

(c) the Borrowers shall have delivered or otherwise complied with all of the requirements set forth in the definition of Permitted Acquisition (other than those conditions set forth in clauses (3)(c) and (12)(a)(i) of such definition) contained in the Credit Agreement. Upon satisfaction of the conditions precedent set forth in Section 4 hereof and all of the requirements set forth in the definition of Permitted Acquisition (other than those conditions set forth in clauses 3(c) and 12(a)(i) of such definition) and notwithstanding anything to the contrary contained in the Credit Agreement, the PS Acquisition shall be deemed to be a Permitted Acquisition under the Credit Agreement and the purchase price paid in connection with the PS Acquisition including, without limitation, the maximum amount paid or payable in respect of the PS Earnout, shall be included in determining compliance or non-compliance with the basket contained in clause (12)(a)(ii) of the definition of Permitted Acquisition.

4. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)	delivery to the Agent of the following documents, each duly authorized and executed and in form and substance reasonably satisfactory to the Agent:

(i)	this Amendment executed by each Credit Party that is a party hereto, the Agent and the Lenders;

(ii)	the delivery to the Agent of original Amended and Substituted Revolving Notes executed by the Borrowers in favor of each Lender whose Revolving Loan Commitment Amount shall be increased as a result of this Amendment;

(iii)	a guaranty by Pure Solutions (the “Subsidiary Guaranty”) whereby Pure Solutions shall guaranty all Obligations of the Borrowers under the Credit Agreement;

(iv)	a Joinder to Credit Agreement and Information Certificate whereby Pure Solutions shall become a “Credit Party” under the Credit Agreement;

(v)	a Collateral Assignment of Stock Purchase Agreement by COMSYS IT and acknowledged by the PS Sellers;

(vi)	a pledge amendment whereby COMSYS IT shall pledge one hundred percent of the capital stock of Pure Solutions to the Agent, for the benefit of the Lenders, together with all stock certificates of Pure Solutions, assignments separate from certificate, proxies and other documents as the Agent reasonably shall request, pursuant to which the Agent shall have received, for the benefit of the Lenders, a first priority security interest in all of the issued and outstanding capital stock of Pure Solutions;

(vii)	a security agreement executed by Pure Solutions securing all of its obligations under the Subsidiary Guaranty;

(viii)	a certificate of the Secretary of Pure Solutions certifying: (A) the names and true signatures of the officers of Pure Solutions authorized to execute, deliver and perform all obligations hereunder; (B) copies of the resolutions of the board of directors or other governing body of Pure Solutions approving and authorizing the execution, delivery and performance, as applicable, of all other documents, instruments or agreements to be executed or delivered in connection herewith and (C) the Organizational Documents of Pure Solutions which, if applicable, shall be certified by the Secretary of State of California as of a recent date; and

(ix)	an opinion of counsel to Pure Solutions addressed to the Agent and Lenders, and such other documents, certificates, waivers and third party agreements as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent; and

(b)	the delivery to Agent of certified copies of each PS Purchase Document and all material agreements, documents and instruments entered into by and between Pure Solutions and Cisco Systems, Inc.;

(c)	the delivery to Agent of a payoff letter from each lender to Pure Solutions in form and substance reasonably satisfactory to the Agent, together with such UCC-3 termination statements, releases of mortgage Liens and other instruments, documents and/or agreements necessary or appropriate to terminate any Liens in favor of such lenders securing indebtedness which is to be paid off on the date hereof as the Agent may reasonably request, duly executed and in form and substance reasonably satisfactory to the Agent;

(d)	the delivery to Agent of a copy of the fully executed consent and amendment to the Second Lien Debt Documents regarding the substance of this Amendment (which shall include, without limitation, the Second Lien Lenders’ consent to the transactions contemplated by Section 3 of this Amendment), in form and substance reasonably acceptable to the

Agent, and evidence that all conditions contained in such consent and amendment (other than the effectiveness of this Amendment) have been satisfied;

(e)	the delivery to the Agent of a fully-executed original of the Consent, Amendment to and Reaffirmation of Intercreditor and Lien Subordination Agreement executed by the Second Lien Agent, the Second Lien Collateral Agent, the Second Lien Lenders, the Agent, the Borrowers and certain other Credit Parties, in form and substance reasonably satisfactory to the Agent;

(f)	the delivery to the Agent of a certified copy of the resolutions of the Board of Directors of each Credit Party that is a party hereto approving the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

(g)	the truth and accuracy of the representations and warranties contained in Section 6 hereof; and

(h)	no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.

5. Post-Closing Deliveries. Each Credit Party shall deliver, or caused to be delivered, to the Agent as soon as reasonably practicable and in any event no later than 60 days following the date hereof, evidence that all deposit accounts, security accounts and lockbox addresses, if any, maintained at Charles Schwab & Co., Inc. by Pure Solutions have been closed (it being expressly agreed that after the date that is 60 days following the date hereof, no items will be deposited into any such deposit account, security account or lockbox address) and all cash management of Pure Solutions shall, as such time, be processed through accounts maintained at Wachovia Bank National Association that are subject to a Lockbox and Deposit Account Control Agreement in favor of Agent that is satisfactory to Agent. The failure of the Credit Parties to comply with the foregoing, within the specified time period indicated above (or such later date as may have been agreed to by Agent in its reasonable discretion), shall constitute an Event of Default under the Credit Agreement (notwithstanding anything to the contrary contained in the Credit Agreement).

6. Representations and Warranties. Each Credit Party that is a party hereto hereby represents and warrants to the Agent and each Lender as follows:

(a)	the representations and warranties of the Borrowers and the other Credit Parties contained in the Financing Documents are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty (i) relates to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date or (ii) is qualified by materiality or has Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects;

(b)	the execution, delivery and performance by such Credit Party of this Amendment and the PS Purchase Documents are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it;

(c)	this Amendment and each PS Purchase Document constitutes the valid and binding obligation of the Credit Parties that are parties hereto and thereto, as applicable, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles;

(d)	no Default or Event of Default exists or will result from the consummation of the PS Acquisition; and

(e)	the PS Acquisition is permitted pursuant to all applicable law and all material agreements, documents and instruments to which such Credit Party is a party or by which any of its properties or assets are bound.

7. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Financing Documents. Except as amended or consented to hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.

8. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S

ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED C/O THE FUNDS ADMINISTRATOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

11. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

12. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

13. Reaffirmation. Each of the Credit Parties that is a party hereto, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed, subject to the amendments, consents and waivers set forth herein. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders or constitute a waiver of any provision of any of the Financing Documents (except as expressly set forth herein) or serve to effect a novation of the Obligations.

[remainder of page intentionally left blank;

signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWERS:

COMSYS SERVICES LLC, a Delaware limited liability company, and as successor by merger to Venturi Technology Partners, LLC, as the Funds Administrator and as a Borrower

By:	/s/ David L. Kerr
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation, and as successor by merger to COMSYS Holding, Inc., as a Borrower

By:	/s/ David L. Kerr
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

Consent and Fifth Amendment to Credit Agreement

(COMSYS)

OTHER CREDIT PARTIES:

COMSYS IT PARTNERS, INC., a Delaware corporation

By:	/s/ David L. Kerr
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

PFI CORP., a Delaware corporation

By:	/s/ David L. Kerr
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

Consent and Fifth Amendment to Credit Agreement

(COMSYS)

AGENT AND LENDER:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Agent and a Lender

By:	/s/ Scott E. Gast
Name:	Scott E. Gast
Title:	Vice President

Consent and Fifth Amendment to Credit Agreement

(COMSYS)

LENDERS:

GMAC COMMERCIAL FINANCE LLC, as Syndication Agent and as a Lender

By:	/s/ Thomas Brent
Name:	Thomas Brent
Title:	Director

ING CAPITAL LLC, as Documentation Agent and as a Lender

By:	/s/ Doug S. Clarida
Name:	Doug S. Clarida
Title:	Vice President

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender

By:	/s/ Ari Kaplan
Name:	Ari Kaplan
Title:	Vice President

LOAN FUNDING VII LLC, as a Lender

By:	Highland Capital Management, L.P., as Collateral Manager

	By:	/s/ Chad Schramek
	Name:	Chad Schramek
	Title:	Assistant Treasurer Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

FRIEDBERGMILSTEIN PRIVATE CAPITAL FUND I, as a Lender

By:	/s/ Eric Green
Name:	Eric Green
Title:	Senior Partner

Consent and Fifth Amendment to Credit Agreement

(COMSYS)

ALLIED IRISH BANKS PLC, as a Lender

By:	/s/ John Farrace
Name:	John Farrace
Title:	Senior Vice President

By:	/s/ Martin S. Chin
Name:	Martin S. Chin
Title:	Vice President

AIB DEBT MANAGEMENT, LIMITED, as a Lender

By:	/s/ John Farrace
Name:	John Farrace
Title:	Senior Vice President, Investment Advisor to AIB Debt Management, Limited

By:	/s/ Martin S. Chin
Name:	Martin S. Chin
Title:	Vice President

Consent and Fifth Amendment to Credit Agreement

(COMSYS)

EXHIBIT A

Annex A

Commitment Annex

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage	Term Loan Commitment Amount	Term Loan Commitment Percentage
Merrill Lynch Capital	$33,495,000	31.90000000%	N/A	N/A
GMAC Commercial Finance LLC	$18,270,000	17.40000000%	$2,600,000	17.33333333%
ING Capital LLC	$21,750,000	20.71428571%	$3,200,000	21.33333333%
North Fork Business Capital Corporation	$8,700,000	8.28571429%	$1,300,000	8.66666667%
Allied Irish Banks plc	$22,785,000	21.70000000%	N/A	N/A
AIB Debt Management, Limited	N/A	N/A	$3,300,000	22.00000000%
FriedbergMilstein Private Capital Fund I	N/A	N/A	$2,500,000	16.66666667%
Loan Funding VII LLC	N/A	N/A	$2,100,000	14.00000000%

TOTALS	$105,000,000.00	100%	$15,000,000	100%

Consent and Fifth Amendment to Credit Agreement

(COMSYS)